                                                                    EXHIBIT 23.1










                        Consent of Independent Auditors



We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Amended and Restated Long-Term Incentive Plan of American Dental Technologies, Inc., of our report dated March 7, 1996, with respect to the consolidated financial statements and schedule of American Dental Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                             Ernst & Young

September 26, 1996